Exhibit 99.1

Werewolf Therapeutics Reports Second Quarter 2026 Financial Results and Recent Corporate Updates

Watertown, Mass., July 31, 2026 (GLOBE NEWSWIRE) – Werewolf Therapeutics, Inc. (the “Company” or “Werewolf”) (Nasdaq: HOWL), an innovative biopharmaceutical company pioneering the development of conditionally activated therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions, today provided a business update and reported financial results for the second quarter ended June 30, 2026.
“In the second quarter of 2026, as previously announced, Werewolf entered into an asset purchase agreement with Jazz Pharmaceuticals Ireland Limited (“Jazz”) with respect to the JZP898 program previously licensed to Jazz, and repaid all amounts owed under its loan and security agreement with K2 HealthVentures LLC (“K2”). Together, these transactions, which included a $21.0 million payment to Werewolf, enabled the Company to explore multiple options for the continued development of its INDUKINE and INDUCER platforms and programs,” said Daniel J. Hicklin, Ph.D., President and Chief Executive Officer of Werewolf. “In the second half of the year, we expect to provide additional updates on the strategic alternatives process that is being run with assistance from our exclusive financial advisor, Piper Sandler & Co. (“Piper Sandler”), as well as data updates on our clinical trials of WTX-124 and WTX-330.”
Financial Results for the Second Quarter of 2026:
•Cash position: As of June 30, 2026, cash and cash equivalents were $22.0 million, compared to $46.5 million as of March 31, 2026. Based on its current operating plan, the Company expects to be able to fund its operations into the second quarter of 2027.
•Collaboration revenue: Collaboration revenue was $21.0 million for the second quarter of 2026, and consists of revenue recognized related the Company’s agreement to sell its JZP898 program to Jazz Pharmaceuticals Ireland Limited. No collaboration revenue was recognized during the second quarter of 2025.
•Research and development expenses: Research and development expenses were $6.2 million for the second quarter of 2026, compared to $13.1 million for the same period in 2025.
•General and administrative expenses: General and administrative expenses were $7.7 million for the second quarter of 2026, compared to $4.4 million for the same period in 2025.
•Net income (loss): Net income was $3.7 million for the second quarter of 2026, compared to a net loss of $18.0 million for the same period in 2025.
About Werewolf Therapeutics:
Werewolf Therapeutics, Inc., is an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions. The Company has leveraged its proprietary PREDATOR® platform to design conditionally activated INDUKINETM and INDUCERTM molecules that stimulate both adaptive and innate immunity with the goal of addressing the limitations of conventional proinflammatory immune therapies. Werewolf’s INDUKINE molecules are intended to remain inactive in peripheral tissue yet activate selectively in the tumor microenvironment. The Company’s most advanced clinical stage product candidates, WTX-124 and WTX-330, are systemically delivered, conditionally activated Interleukin-2 (IL-2) and Interleukin-12 (IL-12) INDUKINE molecules, respectively, for the treatment of solid tumors. Werewolf has leveraged positive data from its INDUKINE molecules to advance the development of INDUCER molecules. Werewolf’s first INDUCER development candidates, WTX-1011 and WTX-2022, target STEAP1 for prostate cancer and CDH6 for ovarian and kidney cancer, respectively. To learn more visit www.werewolftx.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Werewolf’s strategy, future operations, prospects, plans, and objectives of management, including potential strategic partnerships; Werewolf’s exploration and evaluation of strategic alternatives and the ability of any such strategic alternative to provide stockholder value; the projection of the cash runway; the expected timeline for clinical development of product candidates and the availability of data from such clinical development; the potential activity and efficacy of product candidates in preclinical studies and clinical trials; and the anticipated safety profile of product candidates constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “continue,” “could,” “design,” “designed to,” “engineered,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “promise,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities, and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and the Company’s ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether preliminary or interim data from a clinical trial will be predictive of the future results of the trial and future clinical trials; the Company’s ability to identify strategic alternatives to advance its promising platform and drug development pipeline to maximize stockholder value; the Company’s ability to manage cash resources and obtain additional cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; the Company’s ability to continue as a going concern; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission (SEC), and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.
The Company does not have a defined timeline for the exploration and evaluation of strategic alternatives and cannot confirm that the process will result in any strategic alternative being announced or consummated. The Company cannot provide any commitment regarding when or if this strategic evaluation process will result in any type of transaction, and there can be no assurance that such activities will result in any agreements or transactions that will enhance stockholder value. The Company does not intend to discuss or disclose further developments during this process unless and until its board of directors has approved a specific action or the Company has otherwise determined that further disclosure is appropriate.
WEREWOLF®, the WEREWOLF logo, PREDATOR®, INDUKINETM, INDUCERTM, and other Werewolf trademarks, service marks, graphics and logos are trade names, trademarks or registered trademarks of Werewolf Therapeutics, Inc., in the United States or other countries. All rights reserved.

Werewolf Therapeutics, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Collaboration revenue	$21,000	$—	$21,000	$—
Operating expenses:
Research and development	6,162	13,143	14,343	26,263
General and administrative	7,680	4,399	12,770	9,270
Total operating expenses	13,842	17,542	27,113	35,533
Operating income (loss)	7,158	(17,542)	(6,113)	(35,533)
Other expense	(3,488)	(440)	(3,749)	(538)
Net income (loss)	$3,670	$(17,982)	$(9,862)	$(36,071)

Net income (loss) per common share, basic and diluted	$0.08	$(0.40)	$(0.20)	$(0.80)
Weighted-average common shares outstanding, basic and diluted	48,597,534	44,981,746	48,597,177	44,904,880
Werewolf Therapeutics, Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited)
(amounts in thousands)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$21,987	$57,050
Working capital	$15,029	$22,438
Total assets	$24,155	$69,396
Total notes payable, net of discount and issuance costs	$—	$28,236
Total stockholders’ equity	$16,292	$24,805

Company Contact:
Jonathan Owen
SVP, General Counsel and Secretary
Werewolf Therapeutics
jowen@werewolftx.com

Piper Sandler Contacts:
Peter Day
Managing Director,
Piper Sandler & Co.
peter.day@psc.com

Michael Burton-Williams
Executive Director,
Piper Sandler & Co.
michael.burton-williams@psc.com